UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 20, 2012

OPKO Health, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33528	75-2402409
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4400 Biscayne Blvd., Miami, Florida		33137
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(305) 575-4100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01. Entry Into a Material Definitive Agreement.

On January 20, 2012, OPKO Health, Inc., a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) by and among the Company, OPKO Chile S.A., a Chilean corporation and a wholly owned subsidiary of the Company (together with the Company, the “Buyers”), Samuel Alexandre Arama (“Mr. Arama”), INVERSIONES SVJV LIMITADA, a Chilean investment company (“SVJV”), Bruno Sergiani (“Sergiani”), INVERSIONES BS LIMITADA, a Chilean investment company (“BS”), Pierre-Yves Le Goff (“Le Goff”), and INVERSIONES PYTT LIMITADA, a Chilean investment company (“PYTT”, and together with Mr. Arama, Sergiani, Le Goff, SVJV and BS, the “Sellers”).

Pursuant to the Purchase Agreement, the Buyers will purchase from the Sellers all of the issued and outstanding shares of ALS Distribuidora Limitada (“ALS”), a privately-held Chilean pharmaceutical company engaged in the business of importation, commercialization and distribution of pharmaceutical products for private markets for $4 million. The Buyers will pay (i) $2.4 million in cash at closing to the Sellers, less certain liabilities, (ii) $800,000 in cash at closing into a separate escrow account to satisfy possible indemnity claims; and (iii) $800,000 to the Sellers upon the legal registration in the name of ALS of certain trademarks and product registrations previously held by Arama Laboratorios y Compañía Limitada (“Arama”).

ALS started operations in 2009 as the exclusive product distributor of Arama, a company with more than 20 years of experience in the pharmaceutical products market. In connection with the acquisition, the Company will acquire all of the product registrations and trademarks previously owned by Arama, as well as the Arama name.

The Purchase Agreement contains customary representations, warranties, conditions to closing, indemnification rights and obligations of the parties. The acquisition is expected to close during the first quarter of 2012.

ITEM 7.01. Regulation FD Disclosure.

On January 23, 2012, the Company issued a press release announcing that it entered into the Purchase Agreement. A copy of the press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information provided in Item 7.01 of this Current Report on Form 8-K and in the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “ Exchange Act “), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated January 23, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPKO Health, Inc.

January 24, 2012	By:	Rao Uppaluri

Name: Rao Uppaluri
Title: Senior Vice President, Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated January 23, 2012